For Immediate Release
Contact:	Jerry Daly	Dennis Craven
	Daly Gray Public Relations	Chief Financial Officer
	(Media)	(Company)
	jerry@dalygray.com	dcraven@cl-trust.com

	(703) 435-6293	(561) 227-1386

Chatham Lodging Raises 2013 Dividend 5%,
Increases Dividend Frequency to Monthly

Declares 2012 Fourth Quarter Dividend

PALM BEACH, Fla., December 4, 2012—Chatham Lodging Trust (NYSE: CLDT), a hotel real estate investment trust (REIT) focused on investing in upscale extended-stay hotels and premium branded select-service hotels, today announced that its board of trustees has declared a $0.20 common share dividend for the 2012 fourth quarter. The common share dividend is payable January 25, 2013, to shareholders of record on December 31, 2012.

Dividend Increase & Frequency

In addition, Chatham’s board voted to raise the dividend in 2013 by five percent, to an annual rate of $0.84 per share, and to convert the company’s current quarterly dividend to a monthly dividend of $0.07 per share beginning in January 2013. “Our goal is to build a superior portfolio of investments that will appreciate in value and generate an attractive and dependable dividend over time for our investors,” said Jeffrey H. Fisher, Chatham’s chief executive officer and president. “Since modern-day hotel REITs were launched in the early 1990’s, shareholder returns have been driven predominantly by dividends. We haven’t lost sight of that, and Chatham offers the right platform to provide meaningful income to our shareholders.

“Our platform uses reasonable leverage and a healthy balance sheet to build a portfolio of investments focused in select-service hotels, and with our aggressive asset management, produces strong cash flow, industry-leading operating margins and most importantly sustainable dividends,” Fisher noted. “We have grown our annual dividend from $0.35 in 2010 to $0.78 in 2012 and at least $0.84 in 2013, reflecting a 140 percent increase. Converting the frequency of our dividends to monthly from quarterly accelerates our shareholders’ returns and value.”

The planned schedule for Chatham’s 2013 monthly dividends will be a record date of the last day of each month, to be paid on the last Friday of the succeeding month. The January common stock dividend will be paid on February 22, 2013 to shareholders of record January 31, 2013. The company will evaluate and adjust its dividend on a monthly basis.

“We have renovated most of our portfolio in the last two years and our portfolio is in excellent competitive condition,” commented Dennis M. Craven, Chatham’s chief financial officer. “As a result, we expect our properties to generate excellent free cash flow which allows us to reward our shareholders monthly with higher dividends. The change in payment schedule and increased pay-out reflect our board’s positive outlook for Chatham and the hotel industry.”

Additionally, the company announced that it expects to establish a direct stock purchase plan and dividend reinvestment plan for its shareholders in 2013.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised REIT that was organized to invest in upscale extended-stay hotels and premium-branded, select-service hotels. The company currently owns 18 hotels with an aggregate of 2,414 rooms/suites in 10 states and the District of Columbia and holds a minority investment in a joint venture that owns 55 hotels with an aggregate of 7,282 rooms/suites. Additional information about Chatham may be found at www.chathamlodgingtrust.com.

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 about Chatham Lodging Trust, including statements regarding future plans, strategies, performance, acquisitions, capital expenditures, future operating results and the timing and composition of revenues, among others, and statements containing words such as “expects,” “believes” or “will,” which indicate that those statements are forward-looking. Except for historical information, the matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results or performance to differ materially from those discussed in such statements. Additional risks are discussed in the company’s filings with the Securities and Exchange Commission.